EXHIBIT 10.2

                               FOURTH AMENDMENT TO
                         MANAGED CARE ALLIANCE AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into this 29th day of September, 2005 by and between CIGNA Health Corporation, for and on behalf of its CIGNA Affiliates (individually and collectively, "CIGNA"), and Gentiva CareCentrix, Inc. ("MCA").

                               W I T N E S S E T H

WHEREAS, CIGNA and MCA entered into a Managed Care Alliance Agreement which became effective January 1, 2004 (the "Agreement") whereby MCA agreed to provide or arrange for the provision of certain home health care services to Participants, as that term is defined in the Agreement;

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth below;

NOW THEREFORE, CIGNA and MCA agree as follows:

     1.   This Amendment shall be effective on September 29, 2005.

     2. Section III.B. entitled Term of the Agreement shall be replaced in its entirety with the following provision:

          This Agreement shall be in full force and effect for a three (3) year and one month period terminating on January 31, 2007. Notwithstanding the foregoing, CIGNA may terminate this agreement effective January 31, 2006 by providing MCA with no less than ninety (90) days advance written notice of its intention to terminate this Agreement. If CIGNA does not provide such written notice, then the Agreement shall continue in full force and effect until January 31, 2007. Thereafter, this Agreement shall automatically renew for consecutive one year terms without any further action by either party, unless either party elects not to renew this Agreement by providing at least ninety (90) days advance written notice to the other party, prior to the commencement of the next term.

          Notwithstanding the expiration or non-renewal of this Agreement pursuant to this Section B., this Agreement shall continue in effect with respect to those Payors covered under Service Agreements in effect as of the end of the term of this Agreement or the notice period, as applicable, but not to exceed twelve months from the effective date of termination or expiration.

          The parties shall establish capitation rates for year 2005 and 2006 in accordance with the methodology as set forth in Exhibit XXIV. All fee-for-service rates for 2005 and 2006 will be limited to the maximum inflation adjustments set forth in Exhibit XXIV. MCA will provide to CIGNA the information necessary to establish a capitation rate for 2005 and 2006 no later than November 1st of 2004 and 2005, respectively. In the event that the parties are unable to reach an agreement as to new rates for 2006, either party may exercise its right to terminate this Agreement any time after January 31, 2006 by giving notice to the other party at least ninety (90) days in advance of the termination specified in such notice, and the 2005 rates shall continue in force until the effective date of such termination.

     3. To the extent that the provisions in the Agreement, including any prior amendments, conflict with the terms of this Amendment (including the exhibits and schedules hereto), the terms in this


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          Amendment shall supersede and control. All other terms and conditions of the Agreement, as previously amended, including the Program Attachments and the Exhibits attached thereto, shall remain the same and in full force and effect. Capitalized terms not defined herein but defined in the Agreement shall have the same meaning as defined in the Agreement.

IN WITNESS WHEREOF, CIGNA and MCA have caused their duly authorized representatives to execute this Amendment as of the date first written above.

CIGNA HEALTH CORPORATION

By:       _________________________________
Its:      _________________________________
Dated:  ___________________________________


GENTIVA CARECENTRIX, INC.

By:      __________________________________
Its:     __________________________________
Dated: ____________________________________


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